Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238020

Prospectus supplement
(To prospectus dated May 15, 2020)

4,990,000 Ordinary Shares

PERION NETWORK LTD.

We are offering 4,990,000 ordinary shares under this prospectus supplement. Our ordinary shares are listed on the Nasdaq Global Select Market, or Nasdaq and on the Tel Aviv Stock Exchange Ltd., or TASE, under the symbol “PERI.” The last reported sale price for our ordinary shares on January 15, 2021, as quoted on the Nasdaq, was $12.99 per ordinary share, and the last reported sale price for our ordinary shares on January 18, 2021, as quoted on the TASE, was NIS 43.57 per ordinary share, or $13.50 per ordinary share (based on the exchange rate reported by the Bank of Israel on such date).

	Per Share	Total
Public offering price	$11.50	$57,385,000
Underwriting discounts and commissions(1)	$0.69	$3,443,100
Proceeds, before expenses	$10.81	$53,941,900

(1) See “Underwriting” for additional information regarding compensation payable to the underwriters.

The underwriters may also exercise their option to purchase up to an additional 748,500 ordinary shares from us at the public offering price, less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $3,959,565, and the total proceeds to us, before expenses, will be $62,033,185.

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risks discussed in this prospectus supplement under “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as the “Risk Factors” in “ITEM 3: Key Information – Risk Factors” of our most recent Annual Report on Form 20-F for the year ended December 31, 2019, or the Annual Report, incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, the Israel Securities Authority, nor any state or other securities commission has approved or disapproved of the securities being offered by this prospectus supplement or accompanying prospectus, or passed upon the adequacy or accuracy of this prospectus supplement or accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares against payment in New York, New York on or about January 22, 2021, subject to customary closing conditions.

Joint Book-Running Managers

Oppenheimer & Co.	Stifel

 Co-Managers

Roth Capital Partners	Lake Street

The date of this prospectus supplement is January 20, 2021.

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our ordinary shares, and also adds to and updates information contained in the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated May 15, 2020, or the accompanying prospectus, which gives more general information about securities that we may offer from time to time. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-238020) that we initially filed with the Securities and Exchange Commission, or the SEC, on May 6, 2020, and that was declared effective by the SEC on May 15, 2020. Generally, when we refer to “this prospectus” in this prospectus supplement we are referring to both this prospectus supplement and the accompanying prospectus combined. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information we have referred you to in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information.”

We have not, and the underwriters have not, authorized anyone to provide you any information other than that contained in, or incorporated by reference into, this document or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability or accuracy of, any other information that others may give you. Neither we, nor the underwriters, are making an offer to sell, or seeking an offer to buy, the ordinary shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates.

The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law, 5728-1968, or the Israeli Securities Law (which requires, among others, the filing of a prospectus in Israel or an exemption therefrom). Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement to which this prospectus relates or any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When used herein, unless the context requires otherwise, the terms “Perion,” “Company,” “we,” “our,” and “us” refer to Perion Network Ltd., an Israeli company, and its subsidiaries.

S - i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference herein and therein, may contain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements may include statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to:

•
Our inability to accurately predict the impact that COVID-19 will have on our operations going forward due to uncertainties that will be dictated by the length of time that the pandemic and related disruptions continue, the impact of governmental regulations that might be imposed in response to the pandemic and overall changes in consumer behavior;

•	The ability of our advertising customers to reduce or terminate their business relationship with us at any time;

•
Large and established internet and technology companies, such as Google and Facebook, play a substantial role in the digital advertising market and may significantly impair our ability to operate in this industry;

•	The consolidation among participants within the digital advertising market, which could have a material adverse impact on our business and results of operations;

•	If the demand for digital advertising does not continue to grow or customers do not embrace our solutions, this could have a material adverse effect on our business and financial condition;

•
Due to our evolving business model and rapid changes in the Internet and the nature of services, it is difficult to accurately predict our future performance and may be difficult to increase revenue or profitability;

•	We depend on publishers to supply us with advertising inventory in order for us to deliver advertising campaigns in a cost-effective manner;

•	Our advertising business depends on a strong brand reputation, and if we are not able to maintain and enhance our brand, our business and results of operations could be materially adversely affected;

•	The advertising industry is highly competitive, and if we cannot compete effectively in this market, our revenues are likely to decline;

•
Our search solution depends heavily upon revenues generated from our agreement with Microsoft, and any adverse change in that agreement could adversely affect our business, financial condition and results of operations;

•
Our search revenue business is highly reliant upon a small number of publishers, who account for the substantial majority of pay-outs to publishers and generate most of our revenues. If we were to lose all or a significant portion of those publishers, our revenues and results of operations would be materially adversely affected;

•	Market perception of our search solution has not always been favorable. As a result, we may have difficulty expanding our search solution to new markets and extended offerings;

S - ii

•
Currently most individuals are using mobile devices to access the Internet, and a substantial part of our search revenue generation and services are currently not usable on mobile platforms. Also, web-based software and similar solutions are impacting the attractiveness of downloadable software products;

•	The terms of our credit facilities contain some restrictive covenants that may limit our business, financing and investing activities;

•
We have acquired and may continue to acquire other businesses, which acquisitions divert a substantial part of our resources and management attention and have in the past and could in the future, cause further dilution to our shareholders and adversely affect our financial results;

•
In past years, we have recognized impairments in the carrying value of goodwill and purchased intangible assets. Additional such charges in the future could negatively affect our results of operations and shareholders’ equity;

•	Our financial performance may be materially adversely affected by information technology, insufficient cyber security and other business disruptions;

•	We may not be able to enhance our platform to keep pace with technological and market developments in our evolving industry; and

•	Our business is significantly reliant on the North American market. Any material adverse change in that market could have a material adverse effect on our results of operations.

While we believe such forward-looking statements are based on reasonable assumptions, should one or more of the underlying assumptions prove incorrect, or these risks or uncertainties materialize, our actual results may differ materially from those expressed or implied by the forward-looking statements. Please read the risks discussed under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and under the heading “Risk Factors” in our most recent Annual Report and in our other filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, in order to review conditions that we believe could cause actual results to differ materially from those contemplated by the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

MARKET AND INDUSTRY DATA AND FORECASTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include data, forecasts and information obtained from industry publications and surveys and other information available to us. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Forecasts and other metrics included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to describe our industry are inherently uncertain and speculative in nature and actual results for any period may materially differ. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying assumptions relied upon therein. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein, estimates and forecasts involve uncertainties and risks and are subject to change based on various factors, including those discussed under the headings “Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

S - iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. See “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of risks involved in investing in our securities.

Our Company

Perion is a global technology company that employs and uses AI-driven capabilities to deliver strategic business solutions that enable brands and advertisers to “capture and convince” users across multiple platforms and channels, including interactive connected television, or iCTV. The Company’s offering is focused on high impact creatives; content monetization; its branded search network in partnership with Microsoft Bing; and social media management that orchestrate and optimize paid advertising.

Through its “Capture and Convince” solution suite, the Company has shown the ability to keep users engaged with a publisher’s or brand’s content for a duration ranging from five to seven minutes; this is imperative in an advertising environment where user distraction is a constant threat and challenge.  This solution suite is an evolution of what we have previously described as “Synchronized Digital Branding,” making it a more sophisticated and connective technology layer across Perion’s business solutions.

These advanced technological solutions, which track with the entire consumer journey and marketing funnel, are poised to benefit from the macro trends.  These trends include:

•	The growth in search driven by the growing shift to digital and contactless commerce activity
•	The move towards in-house advertising
•	The inevitable disappearance of the cookie in an increasing privacy-centric world and the corresponding imperative of first-party data
•	The need for high-engagement creatives in what is called the “Attention Economy”

In addition, brands are seeking new solutions that enable them to transcend the dominance of the triopoly— Google, Facebook and Amazon now control 87% percent of ad spend—to enable more flexible options that respect their brands, users, and need for monetization.

The Company’s “capture and convince” solution suite gives advertisers and publishers the ability to acquire customers—efficiently and at massive scale—and move them into a branded space, created by Perion, where content, layout and advertising are personalized and optimized using predictive algorithms that have been validated over billions of interactions, complemented by Perion’s search offering that provides monetization solutions and capabilities to publishers’ own products and services.

Strength Through Diversification

Perion is positioned to benefit from the overall growth of the digital marketplace, through our diversified business solutions that cover the three main pillars of digital advertising—our search ad monetization; cross-channel high impact advertising, including through video and connected television, or CTV; social advertising through our advertising cloud platform; and our content monetization system.

Our content monetization system has been enhanced by our recent acquisitions including the acquisition of Content IQ LLC, or Content IQ, which we acquired early in January 2020 as well as the July 2020 acquisition of the assets of Pub Ocean Limited, or Pub Ocean, which is now integrated into Content IQ. Together, they widen our technology moat by giving us the ability to understand the shifts in user engagement throughout its duration and respond with dynamically optimized content and creatives.

Overview: Advertising

Our ability to solve the ad-tech fragmentation and leverage our “capture and convince” solutions suite is gaining traction in three parallel vectors: Undertone is delivering synchronization to Agencies; MakeMeReach, our Advertising Cloud Platform, is delivering it to Brands; and Content IQ is bringing it home to Publishers.

Undertone

Over its more than 18-year history, Undertone has provided cutting-edge technology and multichannel, multiplatform solutions for some of the world’s leading brands, agencies and publishers - with whom we have longstanding and meaningful relationships.

Undertone is also known for its high-impact, brand-building ad and video units—now extending into iCTV—  which are capable of breaking through the clutter, as well as building and enhancing reputations. By combining data, distribution and creativity, we are able to deliver cohesive stories across all critical touchpoints: screens, platforms and a transparent, customizable list of elite publishers.

Our AI-driven cloud platform, which powers our strategic solution suite, delivers advertising solutions that eliminate fragmentation, assist publishers in generating much-needed revenue and, most importantly, ensure that brand messaging is synchronized for contextual relevance with the right capture messaging and optimized ad spend that delivers increased return on investment, or ROI.

Our customers receive dedicated support throughout the full campaign cycle, including planning, creative services, client solutions, performance and insights. We do all this while maintaining brand safety and applying quality standards as our customers demand.

Advertising Cloud Platform

Our solution suite is perfectly positioned for brands and agencies, small and large, who need to accomplish three critical and related objectives:

• Attract audiences on diverse channels, such as Facebook, Instagram, Google, Amazon, LinkedIn, Snapchat, Pinterest and Twitter.

• Distribute the execution of these campaigns across a range of stakeholders, including agencies, franchises and branches.

• Measure and optimize results in one unified, actionable and intuitive dashboard that is made possible by our AI capabilities and simplified nature of our user experience.

We accomplish all this, and generate peak performance, while protecting brand equity from being adversely impacted by multiple contributors to campaign execution along the value chain.

Content IQ

We acquired Content IQ in January 2020 as we saw the opportunity to complement their capabilities with our strategic advertising solution suite enhanced by synergies resulting from the asset acquisition of Pub Ocean, now integrated into Content IQ. They bring significant value to publishers whose revenues are being squeezed by the triopoly, and who lack the ability to customize their landing pages in a way that predictively optimizes their content with the ever-changing user states, needs and intents.

Content IQ operates in the digital publishing space, utilizing data and analytic tools to deconstruct content, revenue and distribution in order to solve digital publishing challenges and drive traffic to owned and operated properties as well as those of our network of publishers. These tools understand and dynamically react to the performance of digital content across millions of engagement moments and optimize every element along the way, at scale. Content IQ’s page-level engagement solutions offer innovative tools for extracting value from content, enabling publishers and brands to monetize their properties through real-time optimization, complemented by the scalable content distribution and real-time revenue analytics technology provided by Pub Ocean.

CodeFuel

Our search advertising solution suite provided by CodeFuel is a branded search platform that competes in an estimated market of $59 billion search ad spending category for 2020 according to eMarketer reports, which represents 42% of all digital ad spending. Microsoft Bing has been our partner for a decade, and we recently extended our partnership for four additional years.  According to Microsoft, they had 639 million unique global PC users, delivered 13.9 billion monthly searches over PC, generated approximately $7.7 billion in revenue in the 2020 fiscal year and have a 13.5% worldwide PC market share. CodeFuel, through its publisher network, delivered approximately 15 million daily searches in 2020 compared to 12 million daily searches in 2019, which represents an increase of 25% YOY.

CodeFuel’s search-based monetization solutions are leveraged by an enhanced analytics platform and capabilities that track and monitor business performance.

Publishers integrate our solutions into their products and services such as content websites, browser extensions and mobile launcher applications and monetize their solutions at scale across their digital properties, by delivering Microsoft Bing’s high quality search results to validated traffic, thus satisfying and engaging users.

End users can configure their browser settings through the search setting dialogue, providing them convenient access to search-engine providers and the ability to conduct searches or follow links to relevant advertisements.

The revenue generated depends on factors such as the quality of users conducting search queries; the rates search providers are charging for advertisements; the ability of the search provider’s system to attract advertisers and efficiently serve sponsored ads; the engagement of end users with the advertisements and the value of the algorithmic results provided in response to search queries.

In addition, we continue to generate a small portion of our revenues through our consumer engagement offering called Smilebox, which enables people to tell the stories of their lives—big and small—in fun, simple and creative ways with fully customizable eCards, slideshows, invitations, collages and more.

Recent Developments

Preliminary Unaudited Results

Set forth below are (i) preliminary estimates of unaudited selected financial data for the three months ended December 31, 2020 and actual unaudited financial data for the three months ended December 31, 2019; and (ii) preliminary estimates of unaudited selected financial data for the year ended December 31, 2020 and actual audited financial data for the year ended December 31, 2019. Our unaudited interim consolidated financial statements for the three months ended December 31, 2020 are not yet available and our audited consolidated financial statements for the year ended December 31, 2020 are not yet available. The following information reflects our preliminary estimates based on currently available information, is not a comprehensive statement of our financial results and is subject to change.

We have provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial data described below primarily because our financial closing procedures for the three months and year ended December 31, 2020 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from the preliminary estimates. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period. See the sections titled “Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our unaudited financial data presented below and the actual financial data we will report for the three months and year ended December 31, 2020 or for the year ended December 31, 2020.

The preliminary estimates for the three months and year ended December 31, 2020 presented below have been prepared by, and are the responsibility of, management. Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to such preliminary data nor has Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, reviewed or compiled the financial data for the comparative three-month period ended December 31, 2019. Accordingly, Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, does not express an opinion or any other form of assurance with respect thereto.

	Three Months Ended December 31,			Year Ended December 31,
	2019 Actual (unaudited)	2020 Estimated (unaudited)		2019 Actual (audited)	2020 Estimated (unaudited)
		Low	High		Low	High
	(U.S. dollars in thousands)
GAAP Net Income (Loss)	$5,887	$5,155	$5,602	$12,893	$6,378	$6,825
Non-GAAP Financial data:
Non-GAAP Net Income (Loss)(1)	$8,854	$10,645	$11,092	$21,632	$23,493	$23,940
Adjusted EBITDA(2)	$12,215	$14,500	$15,000	$32,393	$31,952	$32,452
Non-GAAP Diluted Earnings per Share(3)	$0.32	$0.35	$0.36	$0.83	$0.80	$0.82

(1)
Non-GAAP Net Income is defined as net income (loss) excluding Share based compensation, Amortization of acquired intangible assets, Retention and other related to M&A related expenses, Fair value revaluation of convertible debt and related derivative, Foreign exchange losses associated with ASC-842, Revaluation of payment obligations related to acquisitions and Taxes on the foregoing items.

(2)
Adjusted EBITDA is defined as operating income excluding stock-based compensation expenses, depreciation, acquisition related items consisting of retention expenses and amortization of intangible assets, acquisition related expenses, gains and losses recognized on changes in the fair value of contingent consideration arrangements and certain accounting entries under the business combination accounting rules that require us to recognize a legal performance obligation related to revenue arrangements of an acquired entity based on its fair value at the date of acquisition.

(3)
Non-GAAP Diluted Earnings per Share is defined as Non-GAAP Net Income from continuing operations over the outstanding ordinary shares at the end of the applicable period, if securities or other contracts to issue ordinary shares were exercised or converted to ordinary shares, but excluding all grants, restricted shares and options that have not vested as of the end of the applicable period.

The following table provides a reconciliation of Adjusted EBITDA to Net Income (Loss) and of Non-GAAP Net income to GAAP Net Income (Loss), the most directly comparable financial measure stated in accordance with GAAP for each of the periods presented:

	Three Months Ended December 31,			Year Ended December 31,
	2019 Actual (unaudited)	2020 Estimated (unaudited)		2019 Actual (audited)	2020 Estimated (unaudited)
		Low	High		Low	High
	(U.S. dollars in thousands)
GAAP Net Income (Loss)	$5,887	$5,155	$5,602	$12,893	$6,378	$6,825
Add:
Share based compensation	$692	$1,500	$1,500	$2,293	$4,413	$4,413
Amortization of acquired intangible assets	$1,023	$1,612	$1,612	$4,256	$5,262	$5,262
Retention and other related to M&A related expenses	$1,438	$2,146	$2,146	$2,381	$7,159	$7,159
Fair value revaluation of convertible debt and related derivative	-	-	-	$89	-	-
Foreign exchange losses associated with ASC-842	$45	$473	$473	$699	$421	$421
Revaluation of payment obligations related to acquisitions(1)	-	$(121)	$(121)	-	$324	$324
Taxes on the above items	$(231)	$(120)	$(120)	$(979)	$(464)	$(464)
Non-GAAP Net Income (Loss)	$8,854	$10,645	$11,092	$21,632	$23,493	$23,940
Add:
Taxes on income	$1,285	$1,562	$1,615	$2,624	$1,768	$1,821
Financial expense, net	$692	$1,229	$1,229	$2,682	$2,029	$2,029
Depreciation	$1,384	$1,064	$1,064	$5,455	$4,662	$4,662
Adjusted EBITDA	$12,215	$14,500	$15,000	$32,393	$31,952	$32,452
Non-GAAP Diluted Earnings per Share	$0.32	$0.35	$0.36	$0.83	$0.80	$0.82
Shares used in comparing Non-GAAP diluted earnings per Share	27,473,695	30,403,210	30,403,210	26,690,743	29,274,943	29,274,943

(1)
We have estimated a charge of $0.2 million for revaluation of payment obligations related to acquisitions.  The actual charge (benefit) could differ significantly as we and our advisors finalize this valuation.  Any such change could lead to our GAAP Net Income and EPS differing from the estimates set forth above.

In addition, the Company expects revenue of $110 million to $115 million for the three months ended December 31, 2020 and $320 million to $325 million for the year ended December 31, 2020. In addition, the Company expects GAAP EPS of $0.17 to $0.19 for the three months ended December 31, 2020 and $0.22 to $0.24 for the year ended December 31, 2020.

COVID-19

In March 2020, the World Health Organization categorized the novel coronavirus, or COVID-19, as a pandemic. The COVID-19 pandemic has rapidly changed market and economic conditions globally, impacting our customers and channel partners, as well as our business, results of operations, financial position and cash flows. We remain focused on protecting the health and wellbeing of our employees and the communities in which we operate, while ensuring the continuity of our business operations.

 As a result of the revenue flexibility provided by our “Capture and Convince” solution suite and product diversity across the three main pillars of digital advertising, cost saving initiatives and our experienced management team, we mitigated near-term pressure on advertising budgets resulting from the pandemic. This enabled us to protect operating profits and maintain positive cash flow while continuing to build a unique strategic asset in the digital media ecosystem.

While our Search business experienced lower paid search rates in the early months of the pandemic, which reduced our revenue growth rate, we continued to attract new customers, which, in combination with the enhanced growing shift to digital and contactless commerce activity, resulted in a growing number of monetizable search queries we deliver to Microsoft Bing.

Within our Advertising business, the pandemic resulted in a disruption of ad spending across all industry sectors, including a significant negative revenue impact in the travel and automobile sectors, in particular due to global restrictions to reduce the spread of the disease. While we continue to experience reduced ad spending levels in travel and automobile, we are seeing indicators of recovery in other industry sectors led by spending increases and higher levels of user engagement, in particular in CTV on the one hand, and higher revenue-per-session rates in our content monetization system on the other hand.

During 2020, we completed the necessary operating steps to realize the benefits of our comprehensive cost savings plan, which yield $10 million of annualized savings.

Our momentum, cost-savings and improved KPIs in both our Advertising and Search businesses lead us to believe that the most severe impact of the pandemic on our business is behind us. While we continue to assess the impact from the pandemic, we are unable to accurately predict the full impact it will have on our business, results of operations, financial position and cash flows due to numerous uncertainties, including the severity of the disease, the scale and duration of the pandemic, additional actions that may be taken by governmental authorities, the impact that the pandemic will have on our customers’ and channel partners’ businesses, and other factors described herein and under the caption “Item 3. Key Information—D. Risk Factors” in our Annual Report, which is incorporated by reference in this prospectus supplement.

Corporate Information

We were incorporated in the State of Israel in November 1999 under the name Verticon Ltd., changed our name to IncrediMail Ltd. in November 2000, and, in November 2011, changed our name to Perion Network Ltd. We operate under the laws of the State of Israel.

Our headquarters are located at 26 HaRokmim Street, Holon 5885849, Israel. Our phone number is 972-73-398-1000. Our website address is www.perion.com. The information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus. Our agent for service in the United States is Intercept Interactive Inc. d/b/a Undertone, which is located at One World Trade Center, 77th Floor, Suite A, New York, NY 10007.

THE OFFERING

Ordinary shares offered by us	4,990,000 ordinary shares (or 5,738,500 ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares).

Offering price	$11.50 per ordinary share.

Over-allotment option	We have granted the underwriters a 30-day option to purchase up to 748,500 additional ordinary shares at the public offering price less underwriting discounts and commissions.

Ordinary shares to be outstanding immediately following this offering	31,878,006 ordinary shares (or 32,626,506 ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares from us).

Use of proceeds
We intend to use the net proceeds from this offering as additional working capital, for funding the growth of our business, including, potentially, funding any merger or acquisition opportunities that may arise with companies that have products, services and technologies that are complementary to ours, and for general corporate purposes. See “Use of Proceeds” for more information.

Risk factors
See “Risk Factors” and other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Nasdaq Global Select Market and Tel Aviv Stock Exchange symbol	“PERI”

Lock-up agreements
We, our directors and executive officers have agreed with the underwriters that, without the prior written consent of Oppenheimer & Co. Inc. and Stifel, Nicolaus & Company, Incorporated, subject to certain exceptions, we and our directors and executive officers will not, for a period of 90 days, in either case, following the date of this prospectus supplement, offer or contract to sell any of our ordinary shares. See “Underwriting.”

The number of our ordinary shares to be outstanding immediately following the closing of this offering is based on 26,888,006 ordinary shares outstanding as of September 30, 2020 and excludes, as of that date:

●
4,420,204 ordinary shares issuable upon the exercise of outstanding options under our Equity Incentive Plan, as amended, formerly known as the 2003 Israeli Share Option Plan, or the Incentive Plan, at a weighted average exercise price of $4.23 per share;

●	876,992 ordinary shares issuable upon the exercise issuable upon the vesting of restricted share units outstanding under our Incentive Plan;

●	668,494 ordinary shares available for future grant under our Incentive Plan; and

●	115,339 ordinary shares held by the Company.

Unless specifically stated, the information in this prospectus supplement does not take into account the exercise of the underwriters’ option to purchase up to 748,500 additional ordinary shares granted to the underwriters by us or the exercise of the outstanding options or issuance of ordinary shares upon the vesting of outstanding restricted share units.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. Before deciding whether you should invest in our ordinary shares, you should carefully consider the risks and uncertainties described below and discussed under the caption “Item 3. Key Information—D. Risk Factors” in our Annual Report, including the audited consolidated financial statements and the related notes included in our Annual Report, and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks actually occur, our business, business prospects, financial condition and results of operations could be seriously harmed. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, business prospects, financial condition and results of operations. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

Risks Related to Our Business

The global COVID-19 health pandemic has begun to adversely affect and could potentially severely affect, our business, results of operations and financial condition due to impacts on our industry, as well as impacts from remote work arrangements, actions taken to contain the virus or treat its impact, and the speed and extent of the recovery.

As of the date of the prospectus supplement, the COVID-19 (coronavirus) pandemic had made a significant impact on global economic activity. Governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures, including shutdowns and “shelter-in-place” orders suggested or mandated by governmental authorities or otherwise elected by companies as a preventative measure, have adversely affected workforces, customers, consumer sentiment, economies and financial markets, and, along with decreased consumer spending, have led to an economic downturn in many of our markets.

Since the beginning of March 2020, we have been navigating a rapidly changing business environment as the COVID-19 pandemic has unfolded. In the second quarter of 2020, there was an estimated 10% to 15% decline in advertising spending. While in the first quarter of 2020, our digital advertising business has been hurt by this reduction in spending, we have seen improvement in ad spend as the third quarter of 2020 progressed; nonetheless, we expect that our digital advertising business will continue to face difficulties, as brands and agencies reduce and cautiously manage their digital advertising budgets. As part of our efforts to minimize the impact of that reduced advertising spending on the profitability of our operations, we have implemented cost-saving measures that are expected to yield more than $10 million in annual savings (compared to our pro forma financial results of operations for 2019, which combine our results with those of our recently acquired company, Content IQ, as if we had acquired it at the start of 2019). We also expect our search business to continue to drive positive cash flow even if our revenues per month, or RPMs, experience continued volatility for an extended period of time. The strength of our search business could reduce the harm that our adversely-impacted digital advertising business might cause to our overall results of operations.

Operationally, as a result of the COVID-19 pandemic and related response measures, we have transitioned our employees to remote working arrangements and temporarily closed and/or otherwise implemented hybrid remote-work with limited onsite presence in our offices in the United States, Europe and Israel. Due to the uncertainty of COVID-19, we will continue to assess the situation, including abiding by any government-imposed restrictions, market by market.

Although currently our operations are handled mostly remotely (with some onsite hybrid presence) and run smoothly, the remote work arrangements could, if interrupted, negatively impact the execution of our business plans and operations. If a natural disaster, power outage, connectivity issue, or other event occurs that impacts our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in IT security and fraud incidents.

There are additional variables that frustrate our ability to accurately predict the impact that COVID-19 will have on our operations going forward. despite the recent development and introduction of different vaccines to COVID-19, there is still much uncertainty as to the length of time that the pandemic and related disruptions will continue, the impact of governmental regulations or easement of regulations in response to the strengthening or weakening of the pandemic, and the degree of overall changes in consumer behavior. Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. For example, Israel, federal and state governments in the United States, France and Ukraine, the locations in which our primary offices are located, have imposed limitations on gatherings, social distancing measures and restrictions on movement, only allowing essential businesses to remain open. Such orders or restrictions have resulted in temporary store closures, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other effects, any of which may negatively impact workforces, customers, consumer sentiment and the economies in many of our markets, and as a result, may further adversely affect our operations.

The COVID-19 pandemic may furthermore even lead to a global economic downturn that is more than temporary and could adversely affect the need for our services generally. A downturn could also have a material adverse impact on our business partners’ stability and financial strength. Given the uncertainties associated with COVID-19, it is difficult to fully predict the magnitude of potential effects on our and our business partners’ business, financial condition and results of operations. While we have a strong cash position and generate positive cash flow from our operations, we cannot guarantee that our financial condition will not be adversely affected in a material manner.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described herein and under the caption “Item 3. Key Information—D. Risk Factors” in our Annual Report, which is incorporated by reference in this prospectus supplement.

Risks Related to This Offering and Our Ordinary Shares

We have broad discretion to determine how to use the net proceeds raised in this offering, and we may not use the net proceeds effectively.

We intend to use the net proceeds from this offering as additional working capital, for funding the growth of our business, including, potentially, funding any merger or acquisition opportunities that may arise with companies that have products, services and technologies that are complementary to ours, and for general corporate purposes. Our management will have broad discretion over the use of net proceeds from this offering, and we could spend the net proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether these proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Sales of a substantial number of shares of our ordinary shares, or the perception that such sales might occur, could adversely affect the trading price of our ordinary shares.

As of January 11, 2021, we had 27,351,974 of our ordinary shares outstanding. If this offering is completed, the number of ordinary shares that we have outstanding will increase. Sales of a substantial number of our ordinary shares, or the perception that such sales might occur, could adversely affect the trading price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

If securities or industry analysts publish inaccurate or unfavorable research, about our business, the price of our ordinary shares and our trading volume could decline.

The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. In the event securities or industry analysts downgrade our ordinary shares or publish inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our ordinary shares could decrease, which might cause the price of our ordinary shares and trading volume to decline.

Our share price has fluctuated significantly and could continue to fluctuate significantly.

The market price for our ordinary shares, as well as the prices of shares of other Internet companies, has been volatile. Between January 2020 and December 2020, our share price on Nasdaq has fluctuated from a high of $17.85 to a low of $3.43 and the daily average trading volume in that period was 376,769. The following factors may cause significant fluctuations in the market price of our ordinary shares:

•	negative fluctuations in our quarterly revenues and earnings or those of our competitors;
•
pending sales into the market due to the sale of large blocks of shares, due to, among other reasons, the expiration of any tax-related or contractual lock–ups with respect to significant amounts of our ordinary shares;

•	shortfalls in our operating results compared to levels forecast by us or securities analysts;
•	changes in our senior management;
•	changes in regulations or in policies of search engine companies or other industry conditions;
•	mergers and acquisitions by us or our competitors;
•	technological innovations;
•	the introduction of new products;
•	the conditions of the securities markets, particularly in the Internet and Israeli sectors; and
•	political, economic and other developments in Israel and worldwide.

In addition, share prices of many technology companies in general and ad-tech companies in particular fluctuate significantly for reasons that may be unrelated or disproportionate to operating results. The factors discussed above may depress or cause volatility to our share price, regardless of our actual operating results.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, of approximately $53.04 million, or approximately $61.13 million if the underwriters exercise in full their option to purchase additional ordinary shares.

We intend to use the net proceeds from this offering as additional working capital, for funding the growth of our business, including, potentially, funding any merger or acquisition opportunities that may arise with companies that have products, services and technologies that are complementary to ours, and for general corporate purposes.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2020:

•       on an actual basis; and

•      on an as adjusted basis to give effect to this offering and the receipt of the estimated net proceeds to us therefrom.

You should read this information in conjunction with our unaudited consolidated financial statements as of, and for the nine-months ended, September 30, 2020 that are annexed as Exhibit 99.1 to our report on Form 6-K furnished to the SEC on October 28, 2020, which is incorporated by reference in this prospectus supplement, and the “Risk Factors” above (including those incorporated by reference therein), and our consolidated financial statements and the related notes incorporated by reference from our Annual Report on Form 20-F for the year ended December 31, 2019. See “Where You Can Find More Information.”

	As of September 30, 2020
	Actual	As-adjusted
	U.S. dollars in thousands

Cash and cash equivalents	$51,660	$104,695
Long-term loan	2,083	2,083
Shareholders’ equity:
Ordinary shares, of NIS 0.03 par value: 43,333,333 shares authorized (actual and as-adjusted);
26,888,006 shares issued and 26,772,667 shares outstanding (actual) and 31,878,006 shares issued and 31,762,667 shares outstanding (as-adjusted)	$219	$263
Additional paid in capital	248,204	301,196
Treasury shares at cost : 115,339 shares (actual and as-adjusted)	(1,002)	(1,002)
Accumulated other comprehensive income	284	284
Accumulated deficit	(76,147)	(76,147)

Total shareholders’ equity	171,558	224,594
Total capitalization	$173,641	$226,677

The above table excludes, as of September 30, 2020:

●
4,420,204 ordinary shares issuable upon the exercise of outstanding options under our Equity Incentive Plan, as amended, formerly known as the 2003 Israeli Share Option Plan, or the Incentive Plan, at a weighted average exercise price of $4.23 per share;

●	876,992 ordinary shares issuable upon the exercise issuable upon the vesting of restricted share units outstanding under our Incentive Plan;

●	668,494 ordinary shares available for future grant under our Incentive Plan; and

●	115,339 ordinary shares held by the Company.

MATERIAL TAX CONSIDERATIONS

The following are material Israeli and U.S. federal income tax consequences concerning the ownership and disposition of our ordinary shares by investors that purchase the ordinary shares in this offering. There can be no assurance that the views expressed herein will not be successfully challenged by the relevant tax authorities. The discussion below is not intended, and should not be construed, as tax advice. It does not address all of the tax consequences that may be relevant to investors in general or to any particular investor in light of its circumstances or specific tax treatment. Therefore, each prospective investor is urged to consult its tax advisor as to U.S., Israeli or other tax consequences of the purchase, ownership and disposition of our ordinary shares.

Israeli Taxation

This section contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares purchased by investors in this offering.  This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law.  Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion.  Because parts of this discussion are based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion.  The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

Taxation of Our Shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders.  The Israeli Income Tax Ordinance [New Version], 5721-1961, or the Tax Ordinance, generally imposes a capital gains tax on the disposition of capital assets by non-Israeli tax residents if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Tax Ordinance distinguishes between real capital gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s tax basis attributable to an increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary surplus is not currently subject to tax in Israel. The real capital gain is the excess of the total capital gain over the inflationary surplus.

Generally, a non-Israeli resident (whether an individual or a corporation) who derives capital gains from the sale of shares in an Israeli resident company purchased upon or after the registration of the shares on the TASE or on a regulated market outside of Israel (such as Nasdaq) should be exempt from Israeli capital gains tax unless, among others, (i) the shares were held through a permanent establishment that the non-Israeli resident shareholder maintains in Israel, or (ii) the Israeli resident company is classified as a real estate investment trust or ceased to be a real estate investment trust (as defined in the Tax Ordinance).  If not exempt, a non-Israeli resident shareholder would generally be subject to tax on capital gain at the ordinary corporate tax rate (23% in 2021), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “substantial shareholder” (as defined under the Tax Ordinance), at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares).  A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation.  “Means of control” generally include, among others, the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right.  Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2021) and a marginal tax rate of up to 47% for an individual in 2021 (excluding excess tax as discussed below)) unless contrary provisions in a relevant tax treaty apply. Non-Israeli entities (including corporations) will not be entitled to the foregoing exemption if Israeli residents, whether directly or indirectly: (i) have a controlling interest of more than 25% in such non-Israeli entity or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli entity. Such exemption is not applicable, inter alia, to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence.  For example, under the Convention Between the Government of the United States and the Government of the State of Israel with respect to Taxes of Income, as amended, or the United States-Israel Tax Treaty, the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the United States-Israel Tax Treaty), (ii) holds the shares as a capital asset, and (iii) is entitled to claim the benefits afforded to such person by the United States-Israel Tax Treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply, inter alia, if (a) the capital gain arising from such sale, exchange or disposition is attributed to a permanent establishment that the shareholder maintains in Israel, (b) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the company at any time in the 12-month period preceding such sale, exchange or disposition, subject to certain conditions, (c) such U.S. resident is an individual and was present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year, (d) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel, or (e) the capital gain arising from such sale, exchange or disposition is attributed to royalties.  In each case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable.

Regardless of whether non-Israeli shareholders may be liable for Israeli capital gains tax on the sale of our ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source.  Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale.  Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israel Tax Authority to confirm their status as non-Israeli tax residents, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions.  Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred.  In order to benefit from the tax deferral, a pre-ruling from the Israel Tax Authority might be required.

Taxation of Non-Israeli Resident Shareholders on Receipt of Dividends.  Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate or a tax exemption is obtained in advance).  With respect to a person who is a “substantial shareholder” (described above) at the time of receiving the dividend or on any time during the preceding 12 months, the applicable tax rate is 30%.  Dividends paid on publicly traded shares, like our ordinary shares, to non-Israeli residents, are generally subject to Israeli withholding tax at a rate of 25%, so long as the shares are registered with a nominee company (whether or not the recipient is a substantial shareholder), unless a lower rate is provided under an applicable tax treaty (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance).  However, a distribution of dividends to non-Israeli residents is generally subject to withholding tax at source at a rate of 15% if the dividend is distributed from income attributed to an “Approved Enterprise” or a “Benefited Enterprise” and 20% if the dividend is distributed from income attributed to a “Preferred Enterprise” (as such terms are defined in the Law for the Encouragement of Capital Investments, 5719-1959, or the Encouragement Law), unless a reduced tax rate is provided under an applicable tax treaty (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance). If such dividends are distributed by a “Preferred Technological Enterprise” or a “Special Preferred Technological Enterprise”, paid out of “Preferred Technological Income” (as such terms are defined under the Encouragement Law), to a non-Israeli company that holds, alone or together with other foreign companies, 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4% (or a lower rate under a tax treaty, if applicable, subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate).

For example, under the United States-Israel Tax Treaty and subject to the eligibility to the benefits under such treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%. However, for dividends not generated by an Approved Enterprise, Benefited Enterprise or Preferred Enterprises and paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, the maximum rate of withholding tax is generally 12.5%, provided that not more than 25% of the gross income of the Israeli resident paying corporation for such preceding year consists of certain types of dividends and interest.  Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Benefited Enterprise or Preferred Enterprise are not entitled to such reduction under such tax treaty but are subject to withholding tax at the rate of 15% or 20% for such a United States corporate shareholder, provided that the conditions related to the holding of 10% of our voting capital and to our gross income for the previous year (as set forth in the previous sentence) are met. The aforementioned rates under the United States-Israel Tax Treaty would not apply if the dividend income is derived through a permanent establishment of the U.S. resident in Israel.

If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income.

We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel in respect of such income, provided, inter alia, that (i) such income was not derived from a business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer is not obliged to pay excess tax (as further explained below).

Excess Tax

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income exceeding NIS 647,640 for 2021 (which amount is linked to the annual change in the Israeli consumer price index), including, but not limited to, dividends, interest and capital gain.

Estate and Gift Tax

Israeli tax law presently does not impose estate or gift taxes.

Material U.S. Federal Income Tax Considerations

The following is a description of material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of our ordinary shares, but this discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire our ordinary shares.

This discussion applies only to a U.S. Holder that acquires the ordinary shares in this offering and holds the ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). It does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including the alternative minimum tax, the Medicare contribution tax on net investment income and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities that use a mark-to-market method of tax accounting;

•	persons holding ordinary shares as part of a straddle, integrated or similar transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes and their partners;

•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;

•	persons that own or are deemed to own 10% or more of our stock by voting power or value; or

•	persons holding ordinary shares in connection with a trade or business outside the United States.

If a partnership (or other entity that is classified as a partnership for U.S. federal income tax purposes) owns ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning ordinary shares and their partners should consult their tax advisers as to their particular U.S. federal income tax consequences of owning and disposing of ordinary shares.

This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the United States and Israel, or the Treaty, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

As used herein, a “U.S. Holder” is a person that for U.S. federal income tax purposes is a beneficial owner of ordinary shares and:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not address any U.S. federal taxes (such as estate or gift taxes) other than income taxes, nor does it address any state, local or non-U.S. tax considerations. U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our ordinary shares in their particular circumstances.

Taxation of Distributions

This discussion is subject to the discussion under “—Passive Foreign Investment Company Rules” below.

We currently do not intend to make distributions on the ordinary shares. Any distributions (other than certain pro rata distributions of ordinary shares) will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, dividends paid on our ordinary shares to certain non-corporate U.S. Holders may be taxable at a favorable rate, provided that we are not a passive foreign investment company, or PFIC, for our taxable year in which the dividend is paid or the preceding taxable year. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of this favorable rate in their particular circumstances.

Dividend income will include any amounts withheld in respect of Israeli taxes and will be treated as foreign-source income. Dividends will generally be included in a U.S. Holder’s income on the date of receipt. If any dividend is paid in NIS, the amount of dividend income will be the U.S. dollar amount of the dividend calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss will generally be treated as U.S.-source ordinary income or loss.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Israeli taxes withheld from dividends on our ordinary shares will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct foreign taxes (including Israeli taxes) in computing their taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of Ordinary Shares

This discussion is subject to the discussion under “—Passive Foreign Investment Company Rules” below.

Gain or loss realized on the sale or other taxable disposition of our ordinary shares will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has owned the ordinary shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations. Israeli taxes on capital gains will generally not be eligible for foreign tax credits to the extent that the U.S. Holder is entitled to an exemption from such taxes under Israeli domestic law or the Treaty. U.S. Holders should consult their tax advisers with respect to the creditability or deductibility of Israeli taxes, if any, on disposition gains in their particular circumstances.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the value of its assets (generally determined on an average quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns (or is treated as owning for U.S. federal income tax purposes), directly or indirectly, at least 25% by value of the shares or equity interests of another corporation or partnership is treated as if it held its proportionate share of the assets of the other corporation or partnership and received directly its proportionate share of the income of the other corporation or partnership. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is generally a passive asset for these purposes. Goodwill is generally characterized as a non-passive or passive asset based on the nature of the income produced in the activity to which the goodwill relates.

Based on the composition of our income and assets and the value of our assets, including goodwill, which is based on the current price of our ordinary shares, we do not expect to be a PFIC for our current taxable year. However, our PFIC status for any taxable year can be made only after the end of such year and will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in large part, by reference to the market price of the ordinary shares, which has been, and may continue to be, volatile).  Because the value of our goodwill may be determined by reference to our market capitalization from time to time, and because following this offering we will hold significant amounts of cash and cash equivalents, our risk of being a PFIC for any taxable year will increase if our market capitalization declines. Accordingly, there can be no assurance that we will not be a PFIC for our current or any future taxable year.

If we are a PFIC for any taxable year and any of our subsidiaries or other companies in which we own equity interests is also a PFIC (any such entity, a “Lower-tier PFIC”), a U.S. Holder will be deemed to own a proportionate amount (by value) of the shares of any Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by the Lower-tier PFIC and (ii) dispositions of shares of the Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive the proceeds of those distributions or dispositions.

In general, if we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of its ordinary shares will be allocated ratably over the U.S. Holder’s holding period. The amounts allocated to the taxable year of the sale or disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by a U.S. Holder in any year on its ordinary shares exceed 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, such distributions will be subject to taxation in the same manner. If we are a PFIC for any taxable year during which a U.S. Holder owns ordinary shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder owns the ordinary shares, even if we cease to meet the threshold requirements for PFIC status. If we are a PFIC for any taxable year but cease to be PFIC for subsequent years, U.S. Holders should consult their tax advisers regarding the advisability of making a “deemed sale” election that will allow them to eliminate the continuing PFIC status under certain circumstances.

Alternatively, if we are a PFIC for any taxable year and if our ordinary shares are “regularly traded” on a “qualified exchange,” a U.S. Holder can make a mark-to-market election that will result in tax treatment different from the general tax treatment for PFICs described above. The ordinary shares will be treated as “regularly traded” for any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, where the ordinary shares are listed, is a qualified exchange for this purpose. If a U.S. Holder of ordinary shares makes a timely mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ordinary shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ordinary shares in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If a U.S. Holder of ordinary shares makes a timely mark-to-market election, distributions paid on ordinary shares will be treated as discussed under “—Taxation of Distributions” above. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances. In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to their ordinary shares given that we may have Lower-tier PFICs and that there is no provision in the Code, Treasury regulations or other official guidance that would permit them to make a mark-to-market election with respect to any Lower-tier PFIC the shares of which are not “regularly traded” as described above.

We do not intend to provide information necessary for U.S. Holders to make “qualified electing fund” elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If we are a PFIC for any taxable year during which a U.S. Holder owns any ordinary shares, the U.S. Holder will generally be required to file annual reports with the Internal Revenue Service. U.S. Holders should consult their tax advisers regarding the determination of whether we are a PFIC for any taxable year and the potential application of the PFIC rules to their ownership of our ordinary shares.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” and (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to their ownership of ordinary shares or non-U.S. accounts through which the ordinary shares are held. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to our ordinary shares.

UNDERWRITING

We entered into an underwriting agreement with the underwriters named below on January 20, 2021. Oppenheimer & Co. Inc. and Stifel, Nicolaus & Company, Incorporated are acting as the joint book-running managers and as representatives of the underwriters. The underwriting agreement provides for the purchase of a specific number of ordinary shares by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of ordinary shares but is not responsible for the commitment of any other underwriter to purchase ordinary shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of ordinary shares set forth opposite its name below:

Underwriter	Number of Ordinary Shares
Oppenheimer & Co. Inc.	1,871,250
Stifel, Nicolaus & Company, Incorporated	2,120,750
Roth Capital Partners, LLC	499,000
Lake Street Capital Market, LLC	499,000
Total	4,990,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the ordinary shares offered by this prospectus supplement (other than those covered by the option described below), if any are purchased.

The ordinary shares offered hereby are expected to be ready for delivery on or about January 22, 2021 against payment in immediately available funds.

The underwriters are offering the ordinary shares subject to various conditions and may reject all or part of any order. The representatives of the underwriters have advised us that the underwriters propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of $0.4140 per ordinary share to brokers and dealers. After the ordinary shares are released for sale to the public, the representatives may change the offering price, the concession, and other selling terms at various times.

We have granted the underwriters an option to purchase additional shares. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of 748,500 additional ordinary shares from us. If the underwriters exercise all or part of this option, they will purchase ordinary shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions. The underwriters have severally agreed that, to the extent the option is exercised, they will each purchase a number of additional shares proportionate to such underwriter’s initial amount reflected in the foregoing table. If this option is exercised in full, the total price to public will be $65,992,750, and the total proceeds to us, before expenses, will be $62,033,185.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Ordinary Share	Total Without Exercise of Underwriters’ Option	Total With Full Exercise of Underwriters’ Option
Public offering price	$11.50	$57,385,000	$65,992,750
Underwriting discounts and commissions (1)	$0.69	$3,433,100	$3,959,565
Proceeds, before expenses, to us	$10.81	$53,941,900	$62,033,185

(1)	We have agreed to pay the underwriters a commission of 6% of the gross proceeds of this offering.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $0.9 million. We have agreed to reimburse the underwriters for all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the representatives under the underwriting agreement (including, without limitation, the fees and expenses of the underwriters’ outside attorneys), provided that such costs and expenses shall not exceed $25,000 without our prior approval (such approval not to be unreasonably withheld, conditioned or delayed).

We have engaged Needham & Co. (“Needham”) to provide certain financial consulting services in connection with this offering for which we are paying them a customary fee. Needham is not acting as an underwriter in connection with this offering and, accordingly, Needham is neither purchasing ordinary shares nor offering ordinary shares to the public in connection with this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We have agreed to a 90-day “lock-up,” during which, without the prior written consent of Oppenheimer & Co. Inc. and Stifel, Nicolaus & Company, Incorporated, we shall not issue, sell or register with the SEC (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company). The foregoing sentence shall not apply to (i) the issuance of ordinary shares pursuant to the registration statement to which this prospectus relates; (ii) the issuance of ordinary shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; (iii) the grant of options, restricted stock units or any other type of equity award to employees, officers, directors, advisors or consultants of the Company or others pursuant to employee benefit plans in effect on the date hereof; (iv) the filing by the Company of a registration statement on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan in effect on the date hereof; and (v) ordinary shares or any securities convertible into, or exercisable, or exchangeable for, ordinary shares issued, sold or delivered in connection with any acquisition, license, or strategic investment (including any joint venture, strategic alliance or partnership) as long as (A) the aggregate number of ordinary shares issued or issuable does not exceed 10% of the number of ordinary shares outstanding immediately after the completion of the offering of the ordinary shares, and (B) each recipient of any such shares or other securities executes a lock-up agreement restricting the resale of such securities in the form executed by each of the executive officers and directors of the Company for the remainder of the 90-day restricted period.

Our executive officers and directors have also agreed to a 90-day “lock-up,” during which, without the prior written consent of Oppenheimer & Co. Inc. and Stifel, Nicolaus & Company, Incorporated, they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, owned either of record or beneficially (as defined in the Exchange Act by any signatory of the lock-up agreement on the date of this prospectus supplement or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise; (iii) publicly announce an intention to do any of the foregoing; or (iv) make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

The foregoing shall not apply to:

•	transfers of ordinary shares as a gift;

•	transfers or dispositions of ordinary shares to any trust for the direct or indirect benefit of the lock-up signatory or any member of the immediate family of the lock-up signatory;

•	transfers or dispositions of ordinary shares to affiliates (within the meaning set forth in Rule 405 under the Securities Act);

•	transfers of ordinary shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up signatory;

•	transfers or dispositions of securities to satisfy tax withholding obligations upon exercise or vesting of options or equity awards;

•	transfers of ordinary shares made by operation of law (including pursuant to divorce settlements);

•	the exercise of options, warrants, restricted share or restricted share units granted pursuant to our equity incentive plans and outstanding on the date of this prospectus;

•	transfers of ordinary shares made upon completion of a bona fide third-party tender offer;

•	the entry by the lock-up signatory into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act;

•	transfers of ordinary shares to the Company in connection with the termination of the employment (or other service relationship) of the lock-up signatory;

•	transfers by the lock-up signatory to its investment manager or advisor with discretionary authority over the lock-up signatory’s investments;

•
transfers of ordinary shares, or other securities convertible into or exercisable or exchangeable for ordinary shares, in each case acquired in open market transactions after completion of the offering; or

•
transfers, sale or disposition in the aggregate of up to 15% of the ordinary shares beneficially owned by the lock-up signatory, outstanding options, restricted stock and restricted stock units as of the date hereof;

provided, however, that

•
in the case of transfers or dispositions pursuant the first, second, third, fourth, sixth or eleventh bullets above, it shall be a condition to the transfer or disposition that the transferee agrees to be bound in writing to the restrictions set forth above;

•	in the case of transfers or dispositions pursuant to the first, second, third, fourth, sixth or eleventh bullets above, such transfer shall not involve a disposition for value;

•
in the case of transfers or distributions pursuant to the first, second, third, fourth, fifth, seventh, eleventh or twelfth bullets, no filing under the Exchange Act or other public announcement shall be required or made voluntarily during the lock-up period in connection with such transfer or distribution (other than (x) a filing on a Form 5 or Form 4 made after the expiration of the lock-up period, and (y) a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act if the undersigned is not an officer or director of the Company, so long as such required filing includes a statement to the effect that (A) such transaction reflects the circumstances described herein and (B) the ordinary shares received or transferred are subject to the lock-up agreement (as applicable);

•
in the case of the ninth bullet above, such trading plan does not provide for any sales or other dispositions of ordinary shares during the lock-up period, except as allowed under the thirteenth bullet above and no public announcement or filing under the Exchange Act or otherwise is made by or on behalf of the lock-up signatory or the Company regarding the establishment of, or sales under, such plan during the lock-up period (other than a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act, so long as such required filing includes a statement to the effect that the lock-up signatory is not permitted to transfer, sell or otherwise dispose of more than 15% of such lock-up signatory’s ordinary shares, outstanding options, restricted stock and restricted stock units, taken as whole, during the lock-up period); and

•
in the case of the thirteenth bullet above, no public announcement or filing under the Exchange Act or otherwise is made by or on behalf of the lock-up signatory or the Company regarding such transfers, sales or dispositions (other than a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act, so long as such required filing includes a statement to the effect that the lock-up signatory is not permitted to transfer, sell or otherwise dispose of more than 15% of such lock-up signatory’s ordinary shares, outstanding options, restricted stock and restricted stock units, taken as a whole, during the lock-up period).

Rules of the SEC may limit the ability of the underwriters to bid for or purchase ordinary shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing transactions - the representatives may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the ordinary shares, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotments and syndicate covering transactions - the underwriters may sell more ordinary shares in connection with this offering than the number of ordinary shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional ordinary shares in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing ordinary shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price per ordinary share available for purchase in the open market, as compared to the price at which they may purchase ordinary shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price per ordinary share that could adversely affect investors who purchase ordinary shares in this offering.

•
Penalty bids - if the representatives purchases ordinary shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those ordinary shares as part of this offering.

•
Passive market making - market makers in the ordinary shares who are underwriters or prospective underwriters may make bids for or purchases of ordinary shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our ordinary shares may have the effect of raising or maintaining the market price of our ordinary shares or preventing or mitigating a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the ordinary shares if it discourages resales of our ordinary shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may occur on The Nasdaq Global Select Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Delivery of Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Notice to Non-U.S. Investors

European Economic Area and the United Kingdom

In relation to each member state of the European Economic Area which is a party to the agreement relating to the European Economic Area and the United Kingdom, each referred to as a Relevant State, with effect from and including the date on which the Prospectus Regulation enters into effect in that Relevant State, an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant State, except that an offer to the public in that Relevant State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:

A.	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) per Relevant State, subject to obtaining the prior consent of the underwriters for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 and includes any relevant delegated regulations.

This prospectus has been prepared on the basis that any offer of common shares in any EEA Member State or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in an EEA Member State or the United Kingdom of securities which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of common shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Hong Kong

No shares have been offered or sold, and no shares may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the shares has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the shares may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the shares will be required, and is deemed by the acquisition of the shares, to confirm that he is aware of the restriction on offers of the shares described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any shares in circumstances that contravene any such restrictions.

Singapore

Each representative has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)), pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder).  Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors.  Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates.  This document does not constitute and may not be used for the purpose of an offer or invitation.  No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act.  Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

New Zealand

The shares offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

•	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

•	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

•
to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

•
in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (“PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan).  The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered ordinary shares under Israeli law will be passed upon for us by Meitar Law | Offices, Ramat Gan, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by White & Case LLP, New York, New York, with respect to U.S. law, and Gornitzky & Co., with respect to Israeli law.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kost Forer Gabbay & Kasierer, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member of Ernst & Young Global, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Content IQ LLC as of December 31, 2019 and for the year ended December 31, 2019 incorporated in this prospectus by reference to our report on Form 6-K furnished to the SEC on May 6, 2020 have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their reports, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus supplement and the accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC prior to the termination of this offering and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We are incorporating by reference the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	Our Annual Report on Form 20-F for the fiscal year ended on December 31, 2019, filed with the SEC on March 16, 2020;

•
The description of our ordinary shares contained in (i) Item 1 of the Registration Statement on Form 8-A, File No. 000-51694, filed with the SEC on December 22, 2005, which incorporates by reference the description of our ordinary shares set forth under the caption “Description of Share Capital” in the preliminary prospectus included in the registration statement on Form F-1 (File No. 333-129246) filed with the SEC on October 25, 2005, as updated by (ii) Exhibit 2.1 to the Annual Report, and any amendment or report filed for the purpose of further updating that description;

•
Our Reports on Form 6-K furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act on January 14, 2020, February 12, 2020 (relating solely to the GAAP financial statements tables for the quarter ended December 31, 2019 contained in the press release attached as Exhibit 99.1 thereto), May 6, 2020 (relating solely to the GAAP financial statements tables for the quarter ended March 31, 2020 contained in the press release attached as Exhibit 99.1 thereto), May 6, 2020 (relating to Exhibits 99.1 and 99.2), May 20, 2020, July 22, 2020 (excluding Exhibit 99.1 thereto), August 5, 2020 (relating solely to the GAAP financial statements tables for the quarter ended June 30, 2020 contained in the press release attached as Exhibit 99.1 thereto), September 14, 2020 (only with respect to Exhibit 99.1 and 99.2 thereto), October 28, 2020 (relating solely to the GAAP financial statements tables for the quarter ended September 30, 2020 contained in the press release attached as Exhibit 99.1 thereto), November 2, 2020 (excluding the statements of Perion’s CEO, CodeFuel’s GM and Microsoft’s VP of Global Partnerships contained in Exhibit 99.1 thereto), November 16, 2020 and December 23, 2020.

•
Any reports on Form 6-K subsequently submitted to the SEC prior to the consummation of the offering that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to 6 HaRokmim St., Holon 5885849, Israel, Attn: VP of Legal and General Counsel or by telephone number +972-73-398-1000.

PROSPECTUS

$55,000,000 of Ordinary Shares, Warrants, Rights, Debt Securities
and/or Units Offered by the Company
and
5,060,729 Ordinary Shares
Offered by Selling Shareholders

PERION NETWORK LTD.

We may offer, issue and sell from time to time, in one or more offerings, up to $55,000,000, in the aggregate, of our ordinary shares, warrants to purchase ordinary shares, rights, debt securities consisting of debentures, notes or other evidences of indebtedness and/or securities and units comprised of, or other combinations of, the foregoing securities. We refer to the ordinary shares, warrants, rights, debt securities and units individually and collectively as “securities” in this prospectus.

In addition, selling shareholders may offer and sell up to 5,060,729 ordinary shares, in the aggregate, from time to time in one or more offerings.

Each time we or any of the selling shareholders offer and sell securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling shareholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporated by reference, before you invest in any of our securities.

We may, from time to time, offer and sell securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Select Market or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. In addition, the selling shareholders, each of whom has acquired his, her or its ordinary shares from us in a private transaction, may offer and sell those shares from time to time, together (with one another or us) or separately. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of securities by the selling shareholders.

Our ordinary shares are traded on the Nasdaq Global Select Market and TASE under the symbol “PERI.” On May 5, 2020, the closing price of our ordinary shares was $4.69 as reported on the Nasdaq Global Select Market.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference in this prospectus, the accompanying prospectus supplement and in the documents we incorporate by reference herein or therein.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, nor any state or other securities commission, has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time, in one or more offerings up to a total dollar amount of $55,000,000 and the selling shareholders to be named in a supplement to this prospectus may sell up to 5,060,729 ordinary shares from time to time in one or more offerings, as described in this prospectus. Each time that we or the selling shareholders offer and sell securities, we or the selling shareholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and in the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Neither we, nor the selling shareholders, have authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we, nor the selling shareholders, take any responsibility, and can make no assurance as to the reliability of, any other information that others may give you. We and the selling shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, consultant surveys commissioned by us, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys commissioned by us and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in the relevant prospectus supplement, and under similar headings in the other documents that are incorporated herein or therein by reference.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

 As used herein, and unless the context suggest otherwise, the terms “Perion,” “our Company,” “we,” “us” or “ours” refer to Perion Network Ltd. and its subsidiaries. References to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States, and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel. References to our “ordinary shares” or “shares” refer to our ordinary shares, par value NIS 0.03 per share. References to our “2019 annual report” refer to our Annual Report on Form 20-F for the year ended December 31, 2019, which we filed with the SEC on March 16, 2020.

Unless otherwise indicated, we have translated NIS amounts into U.S. dollars at an exchange rate of NIS 3.515 to $1.00, the representative exchange rate reported by the Bank of Israel on April 27, 2020.

Unless otherwise indicated, all information contained in this prospectus that relates to periods that were partially or completely prior to the 3-to-1 reverse split of our ordinary shares that we effected on August 26, 2018 gives retrospective effect to that reverse split, pursuant to which every three ordinary shares, par value NIS 0.01 per share, that were outstanding at that time were consolidated into one ordinary share, par value NIS 0.03.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risks and uncertainties discussed below and under the caption “Item 3. Key Information— D. Risk Factors” in our 2019 annual report, which is incorporated by reference in this prospectus, as well as the risks, uncertainties and additional information described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus or in any such prospectus supplement. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

The global COVID-19 health pandemic has begun to adversely affect and could potentially severely affect, our business, results of operations and financial condition due to impacts on our industry, as well as impacts from remote work arrangements, actions taken to contain the disease or treat its impact, and the speed and extent of the recovery.

COVID-19, which was discovered in Wuhan, China in December 2019 and on March 11, 2020 was declared by the World Health Organization as a global pandemic, has had numerous adverse effects on the global economy. Governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures, including shutdowns and “shelter-in-place” orders suggested or mandated by governmental authorities or otherwise elected by companies as a preventative measure, have adversely affected workforces, customers, consumer sentiment, economies and financial markets, and, along with decreased consumer spending, have led to an economic downturn in many of our markets.

Since the beginning of March 2020, we have been navigating a rapidly changing business environment as the COVID-19 pandemic has unfolded, as there has been a 15%-25% decline in advertising spending. Our digital advertising business has been hurt by this reduction in spending and we expect it to continue to face difficulties, as brands and agencies reduce and cautiously manage their digital advertising budgets. As part of our effort to minimize the impact of that reduced advertising spending on the profitability of our operations, we have implemented cost-saving measures that are expected to yield more than $10 million in annual savings (compared to our pro forma financial results of operations for 2019, which combine our results with those of our recently acquired company, ContentIQ, as if we had acquired it at the start of 2019). We also expect our search business to continue to drive positive cash flow even if our RPMs experience continued volatility for an extended period of time. The strength of our search business could reduce the harm that our adversely-impacted digital advertising business might cause to our overall results of operations.

Operationally, as a result of the COVID-19 pandemic and related response measures, we have transitioned our employees to remote working arrangements and temporarily closed our offices in the United States, Europe and Israel. Due to the uncertainty of COVID-19, we will continue to assess the situation, including abiding by any government-imposed restrictions, market by market.

Although currently our operations are handled remotely and run smoothly, the remote work arrangements could, if interrupted, negatively impact the execution of our business plans and operations. If a natural disaster, power outage, connectivity issue, or other event occurs that impacts our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in IT security and fraud concerns.

There are additional variables that frustrate our ability to accurately predict the impact that COVID-19 will have on our operations going forward. There is much uncertainty as to the length of time that the pandemic and related disruptions will continue, the impact of governmental regulations or easement of regulations in response to the strengthening or weakening of the pandemic, and the degree of overall changes in consumer behaviour. Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. For example, Israel, federal and state governments in the United States, France and Ukraine the locations in which our primary offices are located have imposed limitations on gatherings, social distancing measures and restrictions on movement, only allowing essential businesses to remain open. Such orders or restrictions have resulted in temporary store closures, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other effects, any of which may negatively impact workforces, customers, consumer sentiment and the economies in many of our markets, and as a result, may further adversely affect our operations.

The COVID-19 pandemic may furthermore even lead to a global economic downturn that is more than temporary and could adversely affect the need for our services generally. A downturn could also have a material adverse impact on our business partners’ stability and financial strength. Given the uncertainties associated with COVID-19, it is difficult to fully predict the magnitude of potential effects on our and our business partners’ business, financial condition and results of operations. While we have a strong cash position and generate positive cash flow from our operations, we cannot guarantee that our financial condition will not be adversely affected in a material manner.

As a result of the disruption in the advertising market and lack of visibility as to the severity and duration of the pandemic, we have temporarily withdrawn our full-year guidance for 2020. We cannot predict whether we will be able to restore our guidance later in 2020.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described under the caption “Item 3. Key Information— D. Risk Factors” in our 2019 annual report, which is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, contains, and any prospectus supplement or document incorporated by reference therein may contain, statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, any of the following:

•
Our inability to accurately predict the impact that COVID-19 will have on our operations going forward due to uncertainties that will be dictated by the length of time that the pandemic and related disruptions continue, the impact of governmental regulations that might be imposed in response to the pandemic and overall changes in consumer behavior;

•	The ability of our advertising customers to reduce or terminate their business relationship with us at any time;

•
Large and established internet and technology companies, such as Google and Facebook, play a substantial role in the digital advertising market and may significantly impair our ability to operate in this industry;

•	The consolidation among participants within the digital advertising market, which could have a material adverse impact on our business and results of operations;

•	If the demand for digital advertising does not continue to grow or customers do not embrace our solutions, this could have a material adverse effect on our business and financial condition;

•
Due to our evolving business model and rapid changes in the Internet and the nature of services, it is difficult to accurately predict our future performance and may be difficult to increase revenue or profitability;

•	We depend on publishers to supply us with advertising inventory in order for us to deliver advertising campaigns in a cost-effective manner;

•	Our advertising business depends on a strong brand reputation, and if we are not able to maintain and enhance our brand, our business and results of operations could be materially adversely affected;

•	The advertising industry is highly competitive, and if we cannot compete effectively in this market, our revenues are likely to decline;

•
Our search solution depends heavily upon revenues generated from our agreement with Microsoft, and any adverse change in that agreement could adversely affect our business, financial condition and results of operations;

•
Our search revenue business is highly reliant upon a small number of publishers, who account for the substantial majority of pay-outs to publishers and generate most of our revenues. If we were to lose all or a significant portion of those publishers, our revenues and results of operations would be materially adversely affected;

•	Market perception of our search solution has not always been favorable. As a result, we may have difficulty expanding our search solution to new markets and extended offerings;

•
Currently most individuals are using mobile devices to access the Internet, and a substantial part of our search revenue generation and services are currently not usable on mobile platforms. Also, web-based software and similar solutions are impacting the attractiveness of downloadable software products;

•	The terms of our credit facilities contain some restrictive covenants that may limit our business, financing and investing activities;

•
We have acquired and may continue to acquire other businesses, which acquisitions divert a substantial part of our resources and management attention and have in the past and could in the future, cause further dilution to our shareholders and adversely affect our financial results;

•
In past years, we have recognized impairments in the carrying value of goodwill and purchased intangible assets. Additional such charges in the future could negatively affect our results of operations and shareholders’ equity;

•	Our financial performance may be materially adversely affected by information technology, insufficient cyber security and other business disruptions;

•	We may not be able to enhance our platform to keep pace with technological and market developments in our evolving industry; and

•	Our business is significantly reliant on the North American market. Any material adverse change in that market could have a material adverse effect on our results of operations.

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the heading “Risk Factors” in this prospectus and in our 2019 annual report, and may further describe or refer to these risks in any prospectus supplement or document incorporated by reference herein or therein. Given these uncertainties, you should not rely upon forward-looking statements as guarantees of future outcomes.

All forward-looking statements contained in any of the foregoing documents speak only as of the date of such documents and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents (or documents incorporated by reference therein). We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

OUR COMPANY

Our Business

We are a global technology company that is bringing innovation to the ad-tech market by providing agencies, brands and publishers with advanced solutions that enable them to establish deeper, more meaningful and profitable relationships with their consumers and users. Perion created an AI-based advertising solution that aligns with the consumers’ journey in multiple touchpoints across funnel/platform/channel. Perion is poised to benefit from macro trends, as the dominance of the triopoly – with Google, Facebook and Amazon controlling 85% percent of ad spend – means that brands, advertisers and publishers are seeking friendlier and more flexible options that respect their brands, users, and need for monetization.

Perion’s solutions cover the three main pillars of digital advertising, positioning us to benefit from rapid shifts in media strategy, spending and allocation by offering our data-driven, Synchronized Digital Branding platform and high-impact ad display formats; our powerful advertising cloud platform and our branded search network. In addition, each of these pillars is being enhanced by Content IQ, a company we acquired early in 2020. Content IQ brings advanced personalization benefits to brands and advertisers by customizing content at the landing page level; this platform is equally meaningful to publishers who need to generate and monetize increased traffic.

Because search is one of our pillars, and our partnership with Microsoft Bing is so deep, we launched Privado – a private search engine – in early 2020, enabling us to capitalize on the growing consumer trend for online privacy; more than 70% of consumers are privacy conscious based on recent research.

Overview: Advertising

Our advertising solution is driven by our Synchronized Digital Branding platform which sits at the center of our strategic triangle as illustrated below.

Our ability to solve the ad-tech fragmentation is gaining traction in three parallel vectors: Undertone is delivering synchronization to Agencies; MakeMeReach, our Advertising Cloud Platform, is delivering it to Brands; and Content IQ is bringing it home to Publishers.

Undertone:

Over its 18-year history, Undertone has provided cutting-edge technology and multichannel, multiplatform solutions for some of the world’s leading brands, agencies and publishers - with whom we have longstanding and meaningful relationships.

Undertone is also known for our high-impact, brand-building ad and video units, which are capable of breaking through the clutter, as well as building and enhancing reputations. By combining data, distribution and creative, we are able to deliver cohesive stories across all critical touchpoints: screens, platforms and a transparent, customizable list of elite publishers.

Our AI-driven cloud platform, which powers our strategic triangle, delivers advertising solutions that eliminate fragmentation, assist publishers in generating much-needed revenue and, most importantly, ensure that brand messaging is synchronized for contextual relevance with the right message and optimized ad spend.

Our customers receive dedicated support throughout the full campaign cycle, including planning, creative services, client solutions, performance and insights. We do all this while maintaining brand safety and applying quality standard as our customer demanding.

Advertising Cloud Platform:

This platform is perfectly suited for brands and agencies, small and large, who need to accomplish three critical and related objectives:

• Attract audiences on diverse channels, such as Facebook, Instagram, Google, Amazon, LinkedIn, Snapchat, Pinterest and Twitter.

• Distribute the execution of these campaigns across a range of stakeholders, including agencies, franchises and branches.

• Measure results in one unified, actionable and intuitive dashboard that is made possible by our AI capabilities and simplified nature of our user experience.

We accomplish all this, and generate peak performance, while protecting brand equity from being adversely impacted by multiple contributors to campaign execution along the value chain.

Content IQ:

We acquired Content IQ in January 2020 as we saw the opportunity to complement their capabilities with our strategic advertising triangle solution. They bring significant value to publishers whose revenues are being squeezed by the triopoly, and who lack the ability to customize their landing pages in a way that “synchronizes” their content with ever-changing user states, needs and intents.

Content IQ operates in the digital publishing space, utilizing data and analytic tools to deconstruct content, revenue and distribution in order to solve digital publishing challenges and drive traffic to owned and operated properties as well as those of our network of publishers. These tools understand and dynamically react to the performance of digital content across millions of engagement moments and optimize every element along the way, at scale. Content IQ’s page-level engagement solutions offer innovative tools for extracting value from content, enabling publishers and brands to monetize their properties through real-time optimization.

CodeFuel:

CodeFuel is a search platform that competes in an estimated market of  $64 billion search ad spending category for 2020 according to eMarketer reports, which represents 42% of all digital ad spending. Microsoft Bing has been our partner for a decade; according to Microsoft, they have 556 million unique global PC users, deliver 140 billion annual searchers; generates $7.6 billion in revenue in the 2019 fiscal year and has garnered an 11.3% worldwide PC market share. CodeFuel, through its publisher network, delivered 12 million daily searches in 2019 compared to 9 million daily searches in 2018, which represents an increase of 33% YOY.

CodeFuel’s search based monetization solutions are leveraged by enhanced analytics platform and capabilities to track and monitor business performance.

Publishers integrate our solutions into their products and services such as content websites, browser extensions and mobile launcher applications and monetize their solutions at scale across their digital properties, by delivering Microsoft Bing’s high quality search results to validated traffic, thus satisfying and engaging users. End users can configure their browser settings through the search setting dialogue providing them convenient access to search-engine providers and the ability to conduct searches or follow links to relevant advertisements.

The revenue generated depends on factors such as the quality of users conducting search queries, rates search providers are charging for advertisements; the ability of the search provider’s system to attract advertisers and efficiently serve sponsored ads; the engagement of end users with the advertisements and the value of the algorithmic results provided in response to search queries.

In addition, we continue to generate a small portion of our revenues through our consumer product - Smilebox, a product that enables people to tell the stories of their lives—big and small—in fun, simple and creative ways with fully customizable eCards, slideshows, invitations, collages and more.

Corporate Information

We were incorporated in the State of Israel in November 1999 under the name Verticon Ltd., changed our name to IncrediMail Ltd. in November 2000, and, in November 2011, changed our name to Perion Network Ltd. We operate under the laws of the State of Israel.

Our headquarters are located at 26 HaRokmim Street, Holon 5885849, Israel. Our phone number is 972-73-398-1000. Our website address is www.perion.com. The information on our website does not constitute a part of this prospectus. Our agent for service in the United States is Intercept Interactive Inc. d/b/a Undertone, which is located at One World Trade Center, 77th Floor, Suite A, New York, NY 10007.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities by our Company under this prospectus will be used as additional working capital, for funding the growth of our business, including, potentially, for funding any merger or acquisition opportunities that may arise with companies that have products, services and technologies that are complementary to ours, and for general corporate purposes. Pending these uses, we may invest the net proceeds from the sale of securities in accordance with our investment policies, as amended from time to time, which currently allow us to invest in bank deposits carrying interest. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, warrants, rights and/or units comprising any combination of these securities. The aggregate offering price for all securities that we may sell will not exceed $55,000,000. The total number of ordinary shares that may be sold by the selling shareholders will not exceed 5,060,729.

DESCRIPTION OF ORDINARY SHARES

General

The following are summaries of material provisions of our articles of association and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our ordinary shares, and do not purport to be complete.

Our registration number with the Israeli Companies Registrar is 51-284949-8. Pursuant to Section 3 of our articles of association, our objectives are the development, manufacture and marketing of software and any other objective as determined by our board of directors.

As of April 27, 2020, our authorized share capital is NIS 1,300,000, consisting of 43,333,333 ordinary shares, each having a nominal (par) value of NIS 0.03, of which 26,726,958 are issued and outstanding (115,339 issued ordinary shares are held by our Company and not considered outstanding). All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Transfer of Shares

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or Israeli law, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Exercise of Power by the Board

Pursuant to the Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Share Capital

Our articles of association enable us to increase or reduce our share capital. Any such change is subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general or special meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings and profits, and an issuance of shares for less than their nominal value, require a resolution of our board of directors and court approval.

Dividends

Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

It is currently our policy not to distribute dividends.

Shareholder Meetings

Annual and Special Shareholder Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once in every calendar year and no later than 15 months following the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as extraordinary general meetings. Our board of directors may call special meetings whenever it deems fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law and our articles of association provide that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the directors then in office, or (ii) one or more shareholders holding, in the aggregate, either (a) 5% of our issued share capital and 1% of our outstanding voting power, or (b) 5% of our outstanding voting power.

Matters Addressed at Shareholder Meetings

Our directors are elected in three staggered classes by the vote of a majority of the ordinary shares present and entitled to vote at meetings of our shareholders at which directors are elected. The members of only one staggered class will be elected at each annual meeting for a three-year term, so that the regular term of only one class of directors expires annually.

The Companies Law and our articles of association require that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•	amendments to our articles of association;

•	appointment or termination of our auditors;

•	appointment and dismissal of external directors (if applicable);

•	approval of acts and transactions requiring general meeting approval pursuant to the Companies Law;

•	director compensation and compensation of the principal executive officer (subject to certain exceptions);

•	increases or reductions of our authorized share capital;

•	a merger;

•
the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management; and

•
authorization of the chairman of the board of directors or his relative to act as the company’s chief executive officer or act with such authority; or authorization of the company’s chief executive officer or his relative to act as the chairman of the board of directors or act with such authority.

Notice, Record Date and Quorum at Shareholder Meetings

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting. If the agenda for the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors.

The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least thirty-three and one-third percent (33 1/3%) of the total outstanding voting rights, within half an hour from the appointed time.

If at the adjourned meeting a legal quorum is not present after 30 minutes from the time specified for the commencement of the adjourned meeting, then the meeting shall take place regardless of the number of members present and in such event the required quorum shall consist of any number of shareholders present in person or by proxy.

Voting at Shareholder Meetings

Pursuant to our articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. Because our ordinary shares do not have cumulative voting rights in the election of directors, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors (if we are then required to appoint external directors).

Shareholders may vote at shareholder meetings either in person, by proxy or by written ballot. The Companies Law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting. The board of directors shall determine and provide a record date for each shareholders meeting and all shareholders as of such record date may vote.

Unless stipulated otherwise in the Companies Law or in our articles of association, the approval of any shareholders’ resolution requires a simple majority vote of our shares represented and voting at a general meeting. Our articles of association provide, however, that the removal of any director from office, or an amendment of our articles provisions related to (i) removal of directors, (ii) our staggered board, (iii) the size of our board or (iv) shareholder proposals, requires, in each case, approval by more than two-thirds of the voting power of the issued and outstanding share capital of our Company. In addition, the approval of the voluntary winding-up, or a scheme of arrangement or reorganization, of our Company pursuant to Section 350 of the Companies Law requires the approval of shareholders holding at least 75% of the voting rights represented at the shareholders meeting and voting on the matter.

Access to Corporate Records

Under the Companies Law, all shareholders of a company generally have the right to review minutes of a company’s general meetings, its shareholders register and principal shareholders register, its articles of association, its financial statements and any document it is required by law to file publicly with the Israeli Companies Registrar and the Israeli Securities Authority. Any of our shareholders may request access to review any document in our possession that relates to any action or transaction with a related party, interested party or office holder that requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent, or that the document’s disclosure may otherwise prejudice our interests.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares or a class of shares of an Israeli public company such as ours and who would, as a result, own more than 90% of the target company’s issued and outstanding share capital or of a certain class of its shares, is required by the Companies Law to make a full tender offer (as defined in the Companies Law) to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company or class of shares. If either (i) the shareholders who do not accept the offer hold, in the aggregate, less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, or (ii) the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class, then all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a shareholder that had its shares so transferred, whether or not it accepted the tender offer (unless otherwise provided in the offering memorandum for the tender offer), may, within six months from the date of acceptance of the tender offer, petition the court based on a claim that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. If both of the foregoing conditions (i) and (ii) are not satisfied, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the full tender offer. Shares purchased not in accordance with those provisions shall become “dormant shares” and shall not grant the purchaser any rights so long as they are held by the purchaser.

Special Tender Offer

Under the Companies Law, an acquisition pursuant to which a purchaser shall hold (i) a “controlling stake”, which is defined as 25% or more of the voting rights (assuming that no other shareholder holds a controlling stake), or (ii) more than 45% of the voting rights (assuming that no other shareholder owns more than 45% of the voting rights), of a public company such as ours may not be performed by way of market accumulation, but only by way of a special tender offer (as defined in the Companies Law) made to all of the company’s shareholders on a pro rata basis. A special tender offer may not be consummated unless a majority of the shareholders who have submitted their response to the offer have approved it. In counting the total votes of responding shareholders, shares held by the controlling shareholders, shareholders who have a conflict of interest with respect to the offer (referred to under the Companies Law as a “personal interest”), shareholders who own 25% or more of the voting rights in the company, relatives or representatives of any of the above, and the bidder, and corporations under their respective control, shall not be taken into account. A shareholder may object to such a tender offer without such objection being deemed as a waiver of his, her or its right to sell shares to the bidder if the offer is approved by a majority of the company’s shareholders despite the subject shareholder’s objection. Shares purchased by the bidder in violation of the foregoing rules shall become “dormant shares” and shall not grant the bidder any rights so long as they are held by the bidder. If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the initial tender offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under regulations enacted pursuant to the Companies Law, the above special tender offer requirements do not apply to companies whose shares are listed for trading on a foreign stock exchange if, among other things, the relevant foreign laws or the rules of the stock exchange include provisions limiting the percentage of control which may be acquired or requiring that the acquisition of such percentage of control requires making a tender offer to the public. However, we believe that the Israeli Securities Authority’s current opinion is that such leniency does not apply with respect to companies such as ours whose shares are listed for trading on stock exchanges in the United States, including the Nasdaq Global Select Market.

Merger

The Companies Law requires that a merger transaction must be approved by (i) each party’s board of directors, and, unless certain requirements described under the Companies Law are met, (ii) a majority of each party’s shares (including, if relevant, a majority of each class of shares of each party) voted on the proposed merger at a shareholders meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger requires approval by a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party. If the merger would have been approved if not for (a) the required separate approval of each class of shares of the merging party (if relevant), or (b) the exclusion of the votes of certain shareholders, as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of the merging party, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures

The Companies Law allows us to create and issue shares having rights different from those accompanying our ordinary shares, including shares providing certain preferred rights, distributions or other rights, including preemptive rights. As of the date of this prospectus, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, the holders of such class of shares, depending on the specific rights to which they may be entitled, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares would require the amendment of our articles of association, which requires the prior approval of the holders of a majority of our shares present and voting at a general meeting. However, the TASE rules and regulations prohibit a listed company from having more than one class of shares listed, and the TASE’s current position is that a listed company may not issue or list preferred shares. Therefore, assuming that the TASE’s current position does not change, as long as our ordinary shares are listed on the TASE, we will be prohibited from issuing preferred shares.

Borrowing Powers

Pursuant to the Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, Brooklyn, New York.

Listing

Our ordinary shares are listed on the Nasdaq Global Select Market and the TASE under the symbol “PERI.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;

●	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, any material Israeli and U.S. federal income tax considerations;

●	the anti-dilution provisions of such warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

General

We may issue subscription rights to purchase our ordinary shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the exercise price for such rights;

●	the number of such rights issued with respect to each ordinary share;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such number of ordinary shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between Perion Network Ltd. and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal and Israeli income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, warrants, rights, debt securities and/or any combination of such securities. The applicable prospectus supplement will describe:

●
the terms of the units and of the ordinary shares, warrants, rights and/or debt securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDERS

In addition to covering offerings by our Company, this prospectus also relates to the potential resale by certain of our shareholders, who we refer to in this prospectus as the “selling shareholders,” of up to 5,060,729 of our ordinary shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling shareholders acquired the ordinary shares included in this prospectus pursuant to various private transactions that were not registered under the Securities Act. The selling shareholders may also include donees, transferees or other successors in interest to shareholders who originally acquired their ordinary shares pursuant to those transactions.

Information about the selling shareholders, where applicable, including their identities, the number of ordinary shares owned by each selling shareholder prior to the offering, the number of ordinary shares to be offered by each selling shareholder and the number of ordinary shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus that we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by, or otherwise has had a material relationship with, us during the three years prior to the date of the prospectus supplement.

While the registration statement of which this prospectus forms a part registers the public resale of their ordinary shares, the selling shareholders may alternatively sell or transfer all or a portion of their shares pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through privately negotiated transactions;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•
directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time at which a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will describe the type of securities and the aggregate number of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us or the selling shareholders, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In addition, the selling shareholders may offer and sell ordinary shares from time to time, together or separately. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state, or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Select Market, TASE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling shareholders or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for, us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate-covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate-covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we or the selling shareholders will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us or the selling shareholders at the public offering price set forth in such prospectus supplement, pursuant to delayed-delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We do not know at the current time whether the offered securities will be listed on the Nasdaq Global Select Market, the TASE and/or any other organized market.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with those arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in those outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar Law | Offices, Ramat Gan, Israel. Certain legal matters with respect to New York law, the validity of the debt securities under New York law, and U.S. federal securities law will be passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2019, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their reports, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Content IQ LLC as of December 31, 2019 and for the year ended December 31, 2019 incorporated in this prospectus by reference to our report of foreign private issuer on Form 6-K furnished to the SEC on May 6, 2020 have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their reports, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file or furnish annual and current reports and other information with the SEC (File Number 000-51694). These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished, or will file or furnish, with or to the SEC.

We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:

•	Our Annual Report on Form 20-F for the fiscal year ended on December 31, 2019, filed with the SEC on March 16, 2020, or the 2019 Form 20-F; and

•
The description of our ordinary shares contained in (i) Item 1 of the Registration Statement on Form 8-A, File No. 000-51694, filed with the SEC on December 22, 2005, which incorporates by reference the description of our ordinary shares set forth under the caption “Description of Share Capital” in the preliminary prospectus included in the registration statement on Form F-1 (File No. 333-129246) filed with the SEC on October 25, 2005, as updated by (ii) Exhibit 2.1 to the 2019 Form 20-F, and any amendment or report filed for the purpose of further updating that description; and

•	Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on:

o	May 6, 2020 (relating solely to the GAAP financial statements tables for the quarter ended March 31, 2020 contained in the press release attached as exhibit 99.1 thereto); and

o
May 6, 2020 (including all exhibits thereto, consisting of (i) historical financial information with respect to Content IQ LLC and (ii) pro forma financial information for the Company that gives effect to our acquisition of Content IQ LLC).

We furthermore incorporate by reference in this prospectus each of the following documents, which will be considered a part of this prospectus from the date of filing or furnishing of such documents:

•
any Reports of Foreign Private Issuer on Form 6-K furnished to the SEC by us after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of that registration statement, that we specifically identify in such reports as being incorporated by reference in that registration statement;

•	all subsequent Annual Reports on Form 20-F filed after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering; and

•
any Reports of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC after the effective date of the registration statement of which this prospectus forms a part, or portions thereof, that we specifically identify in such reports as being incorporated by reference in that registration statement.

Certain statements in and portions of this prospectus update and replace information in the above-listed, already-filed or furnished documents incorporated by reference. Likewise, statements in or portions of a future document listed above that is incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 26 HaRokmim St., Holon 5885849, Israel, Attn: VP of Legal and General Counsel of the Company, telephone number: +972-73-398-1000. Copies of these filings and submissions may also be accessed at our website, www.perion.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon certain of our directors and officers and the Israeli experts named in this prospectus whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a significant portion of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws based on the reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgments does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Intercept Interactive Inc. d/b/a Undertone, as our agent to receive service of process in any action against us in any United States federal or state court arising out of any offering, or any purchase or sale of securities in connection with any offering, under this prospectus.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index, plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$10,384
Trustees’ and transfer agents’ fees	*
Printing and engraving costs	*
Legal fees and expenses	*
Accountants fees and expenses	*
Miscellaneous	*

Total	*

* These fees and expenses depend on the number of securities offered and the number of offerings by us and by the selling shareholders under this prospectus, and, accordingly, cannot be estimated at this time.

4,990,000 Ordinary Shares

PERION NETWORK LTD.

Prospectus Supplement

____________________________

Joint Book-Running Managers

Oppenheimer & Co.	Stifel

 Co-Managers

Roth Capital Partners	Lake Street
__________________________

  January 20, 2021